Exhibit 99.1

Mace Security International Reports a 5% Increase in Revenues for 2003 Resulting from Expansion into the Electronic Surveillance Market

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--March 12, 2004--Mace Security International, Inc. ("Mace") (Nasdaq:MACE), a manufacturer and marketer of security products and a leading provider of car care services, today announced financial results and an increase in revenues of 5% for 2003 over 2002.

    Financial Results

    Revenues for the year ended December 31, 2003 were $49.0 million as compared to $46.7 million for 2002, an increase of $2.3 million, or 5%. The increase in revenues over last year was principally due to growth within the Security Products Segment. Revenues from the Security Products Segment in 2003 were $5.6 million compared to $2.5 million in 2002, an increase of $3.1 million, or 123%, due to a recommencing of operations in this segment in May of 2002 and our expansion into the electronic surveillance market in August of 2002. This increase in revenues from the Security Products Segment was partially offset by a decrease in car wash and detailing revenues, largely as a result of the closing or sale of three car wash facilities and one lube facility during 2003 along with the temporary closure of one location due to fire damage and an increase in inclement weather in our Northeast and Texas regions. The volume-related decrease in car wash revenue was partially offset by a 4.5% increase in average wash and detail revenue per car, from $13.89 in 2002 to $14.52 in 2003.
    Gross profit as a percentage of revenues was 26.9% in 2003 as compared to 28.7% in 2002. The 2003 gross profit percentage is comprised of 25.5% for the Car and Truck Wash Segment as compared to 28.0% in 2002, and 37.6% for the Security Products Segment in 2003 as compared to 39.0% in 2002. The primary reasons for the decrease in gross profit percentage within the Car and Truck Wash Segment were the above-mentioned decrease in volume; increased insurance premiums and related claim costs; lease termination costs related to an under-performing car wash property; and an increase in labor costs as a percent of revenues. These negative influences on gross profit margin were partially offset by certain temporary and permanent cost saving measures instituted in March of 2003, including reductions in payroll and related benefits costs.
    Operating loss for 2003 was $(2.1) million ($1.7 million of income exclusive of non-cash goodwill and asset impairment charges of $3.8 million) as compared to income of $1.8 million ($3.0 million exclusive of costs of terminated acquisitions and asset impairment charges of $1.2 million) in 2002. The decrease in operating income is the result of the decrease in Car and Truck Wash Segment gross profit, and an increase of $1.1 million of selling, general and administrative ("SG&A") expenses, principally due to resuming operations of the Security Products Segment. EBITDA for 2003 was $4.1 million, or 8.4% of revenues as compared to 2002 EBITDA of $5.2 million, or 11.4% of revenues. Net loss for 2003 was $(3.5) million or $(0.28) per share (net income of $135,000 or $0.01 per share exclusive of goodwill and asset impairment charges, net of applicable income taxes) as compared to a net loss of $(5.8) million or $(0.46) per share (net income of $726,000 or $0.06 per share exclusive of asset impairment charges, costs of terminated acquisitions, and cumulative effect of a change in accounting principle, all net of tax) in 2002.
    In accordance with Financial Accounting Standard 142, Goodwill and Other Intangible Assets, the company recorded a charge of $5.7 million, net of applicable income taxes, as a cumulative effect of change in accounting principle in 2002, and a charge of $3.5 million relating to goodwill impairment in our Northeast region in 2003.
    Revenues for the three months ended December 31, 2003 and 2002 were $12.2 million and $11.3 million, respectively. Security Products Segment revenue for the fourth quarter of 2003 increased by $806,000 or 86% over the fourth quarter of 2002, principally due to our expansion into the electronic surveillance market in August of 2002. Revenues for the Car and Truck Wash Segment increased $151,000 in the fourth quarter of 2003 as compared to the same period in 2002 as a result of a 4.9% increase in average wash and detail revenue per car, from $14.08 in the fourth quarter of 2002 to $14.77 in the fourth quarter of 2003.
    Gross profit as a percentage of revenues was 26.3% in the fourth quarter of 2003 as compared to 25.2% in the same period of 2002. The 2003 gross profit percentage is comprised of 26.2% for the Car and Truck Wash Segment (versus 24.8% in the fourth quarter of 2002) and 26.9% for the Security Products Segment in 2003 (versus 29.7% in fourth quarter of 2002). The primary reasons for the increase in gross profit percentage within the Car and Truck Wash Segment were (i) the above mentioned increase in revenue per car, (ii) the closing or divesting of certain unprofitable sites, and (iii) certain permanent cost saving measures instituted in March of 2003.
    Operating loss for the quarter ended December 31, 2003 was $(3.4) million (operating income of $9,000 exclusive of a $3.4 million goodwill impairment charge) as compared to an operating loss of $(1.1) million for the same period of 2002 (operating income of $73,000 exclusive of a $1.2 million asset impairment charge). The decrease in operating income is primarily the result of an increase in SG&A costs of $437,000 as a result of increased costs within the Security Products Segment combined with increased legal and audit fees. This was partially offset by the increased gross profit of $182,000 within the Car and Truck Wash Segment and $190,000 within the Security Products Segment. EBITDA for the quarter ended December 31, 2003 was $733,000 or 6.0% of revenues as compared to 2002 EBITDA of $667,000 or 5.9% of revenues. The fourth quarter of 2003 resulted in a net loss of $(3.6) million or $(0.29) per share as compared to a net loss of $(989,000) or $(.08) per share in the fourth quarter of 2002.
    The Company's net book value was $54.2 million or $4.35 per share at December 31, 2003. In addition, Mace had $90.6 million in total assets, including $3.4 million in cash and cash equivalents at December 31, 2003.
    In December 2002 the Company effected a one-for-two reverse stock split. Accordingly, all shares and per share figures reflect the effect of the reverse stock split.
    Mace Security International, Inc. is a manufacturer of less-than-lethal defense sprays and electronic security products for consumers, as well as a marketer of safety and security products worldwide. Mace is also a leading provider of car care services. Additional information about Mace is available at www.mace.com.
    The Company included within this press release EBITDA, which is a non-GAAP financial measure. EBITDA is calculated as net income (loss) adding back interest expense, income taxes, depreciation and amortization expense and certain non-cash charges. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles.

    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, lack of capital, the effects of weather on the demand for car care services, the effects of rapid growth on the Company and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete, regulatory matters, the effects of competition, and our ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained in the Company's SEC filings, including its S-3 registration statements, Form 10-K for 2001, Form 10-K for 2002, Form 10-K for 2003, Form 10-Q for the quarter ended March 31, 2002, Form 10-Q for the quarter ended June 30, 2002, Form 10-Q for the quarter ended September 30, 2002, Form 10-Q for the quarter ended March 31, 2003, Form 10-Q for the quarter ended June 30, 2003, and Form 10-Q for the quarter ended September 30, 2003. This press release should be read in conjunction with the financial statements and notes contained in the Company's annual report on Form 10-K and the Company's quarterly reports on Form 10-Q.

    TABLES FOLLOW



                   Mace Security International, Inc.
                 Consolidated Statements of Operations
               (In thousands, except share information)
                              (Unaudited)

                                Three months ended December 31,
                       -----------------------------------------------
                            2003       2003        2002(3)     2002(3)
                                       Pro                      Pro
                                      Forma(1)                Forma(1)
                       -----------------------------------------------
Revenues
  Car wash and
   detailing services      $8,575      $8,575      $8,467      $8,467
  Lube and other
   automotive
   services                 1,014       1,014       1,051       1,051
  Fuel and
   merchandise sales          890         890         810         810
  Security products
   sales                    1,738       1,738         932         932
                       ----------- ----------- ----------- -----------
                           12,217      12,217      11,260      11,260
Cost of revenues
  Car wash and
   detailing services       6,177       6,177       6,255       6,255
  Lube and other
   automotive
   services                   786         786         792         792
  Fuel and
   merchandise sales          769         769         716         716
  Security products
   sales                    1,271       1,271         655         655
                       ----------- ----------- ----------- -----------
                            9,003       9,003       8,418       8,418

Selling, general and
 administrative
 expenses                   2,709       2,709       2,272       2,272
Depreciation and
 amortization                 496         496         497         497
Goodwill and asset
 impairment charges         3,447           -       1,165           -
                       ----------- ----------- ----------- -----------

Operating (loss)
 income                    (3,438)          9      (1,092)         73

Interest expense,
 net                         (487)       (487)       (550)       (550)
Other income                  228         228          97          97
                       ----------- ----------- ----------- -----------
Loss before income
 taxes                     (3,697)       (250)     (1,545)       (380)

Income tax benefit            (92)        (89)       (556)       (137)
                       ----------- ----------- ----------- -----------

Net loss                  $(3,605)      $(161)      $(989)      $(243)
                       =========== =========== =========== ===========

Per share of common
 stock (basic and
 diluted):
  Net loss                 $(0.29)     $(0.01)     $(0.08)     $(0.02)
                       =========== =========== =========== ===========

Weighted average
 shares outstanding
  Basic                12,414,816  12,414,816  12,481,226  12,481,226
  Diluted              12,414,816  12,414,816  12,481,226  12,481,226

EBITDA (2)                   $733        $733        $667        $667
EBITDA %                      6.0%        6.0%        5.9%        5.9%

(1) Excludes goodwill and asset impairment charges net of related income taxes

(2) EBITDA is calculated as net loss adding back interest expense, income taxes, depreciation and amortization expense and certain non-cash charges. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to net loss:

                     Three months ended
                         December 31,
                        (In thousands)
                       2003        2002
                    --------    --------
EBITDA                 $733        $667
Depreciation and
 amortization          (496)       (497)
Interest expense,
 net                   (487)       (550)
Income tax expense       92         556
Goodwill and asset
 impairment charges  (3,447)     (1,165)
                    --------    --------
Net loss            $(3,605)      $(989)
                    ========    ========

(3) Certain amounts have been reclassified in 2002 to conform to the 2003 presentation



                   Mace Security International, Inc.
                 Consolidated Statements of Operations
               (In thousands, except share information)

                                    Year ended December 31,
                       -----------------------------------------------
                            2003       2003       2002(3)     2002(3)
                                    (Unaudited)            (Unaudited)
                                        Pro                     Pro
                                      Forma(1)                Forma(1)
                       -----------------------------------------------
Revenues
  Car wash and
   detailing services     $35,655     $35,655     $36,696     $36,696
  Lube and other
   automotive
   services                 4,147       4,147       4,219       4,219
  Fuel and
   merchandise sales        3,613       3,613       3,217       3,217
  Security products
   sales                    5,581       5,581       2,498       2,498
  Operating agreement           -           -          80          80
                       ----------- ----------- ----------- -----------
                           48,996      48,996      46,710      46,710
Cost of revenues
  Car wash and
   detailing services      25,983      25,983      25,674      25,674
  Lube and other
   automotive
   services                 3,188       3,188       3,301       3,301
  Fuel and
   merchandise sales        3,156       3,156       2,802       2,802
  Security products
   sales                    3,485       3,485       1,523       1,523
                       ----------- ----------- ----------- -----------
                           35,812      35,812      33,300      33,300

Selling, general and
 administrative
 expenses                   9,486       9,486       8,432       8,432
Depreciation and
 amortization               1,958       1,958       1,953       1,953
Costs of terminated
 acquisitions                   -           -          57           -
Goodwill and asset
 impairment charges         3,798           -       1,165           -
                       ----------- ----------- ----------- -----------

Operating (loss)
 income                    (2,058)      1,740       1,803       3,025

Interest expense,
 net                       (1,963)     (1,963)     (2,219)     (2,219)
Other income                  438         438         327         327
                       ----------- ----------- ----------- -----------
(Loss) income before
 income taxes              (3,583)        215         (89)      1,133

Income tax (benefit)
 expense                      (50)         80         (32)        407
                       ----------- ----------- ----------- -----------

(Loss) income before
 cumulative effect of
 change in accounting
 principle                 (3,533)        135         (57)        726

Cumulative effect of
 change in accounting
 principle, net of tax
 benefit of $2,188              -           -      (5,733)          -
                       ----------- ----------- ----------- -----------

Net (loss) income         $(3,533)       $135     $(5,790)       $726
                       =========== =========== =========== ===========

Per share of common
 stock (basic and
 diluted):
  (Loss) income
   per share before
   cumulative effect
   of change in
   accounting
   principle               $(0.28)      $0.01          $-       $0.06
  Cumulative effect of
   change in
   accounting
   principle, net of
   tax                          -           -       (0.46)          -
                       ----------- ----------- ----------- -----------
  Net (loss)
   income                  $(0.28)      $0.01      $(0.46)      $0.06
                       =========== =========== =========== ===========

Weighted average
 shares outstanding
  Basic                12,414,816  12,414,816  12,630,964  12,630,964
  Diluted              12,414,816  12,455,215  12,630,964  12,656,308

EBITDA (2)                 $4,136      $4,136      $5,248      $5,305
EBITDA %                      8.4%        8.4%       11.2%       11.4%

(1) Excludes costs of terminated acquisitions, goodwill and asset impairment charges, and cumulative effect of change in accounting principle, all net of related income taxes

(2) EBITDA is calculated as (loss) income before cumulative effect of a change in accounting principle adding back interest expense, income taxes, depreciation and amortization expense and certain non-cash charges. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to net loss:

                  Year ended December 31,
                       (In thousands)
                      2003        2002
                    --------    --------
EBITDA               $4,136      $5,248
Depreciation and
 amortization        (1,958)     (1,953)
Interest expense,
 net                 (1,963)     (2,219)
Income tax expense       50          32
Goodwill and asset
 impairment charges  (3,798)     (1,165)
Cumulative effect
 of change in
  accounting
  principle, net of
  tax                     -      (5,733)
                    --------    --------
  Net loss          $(3,533)    $(5,790)
                    ========    ========

(3) Certain amounts have been reclassified in 2002 to conform to the 2003 presentation

    CONTACT: Mace Security International, Inc., Mount Laurel
             Robert M. Kramer, 856-778-2300